Exhibit 99.1

DYNCORP INTERNATIONAL STOCKHOLDERS APPROVE MERGER

AGREEMENT WITH AFFILIATES OF CERBERUS

Falls Church, Va. – June 30, 2010 – DynCorp International Inc. (NYSE: DCP) (the “Company”) announced that, on June 29, 2010, its stockholders approved the proposal to adopt the Company’s merger agreement with certain affiliates of Cerberus Capital Management, L.P., a private investment firm (“Cerberus”).

The affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), was required to approve the proposal to adopt the merger agreement. According to the final tally of shares of Common Stock voted, approximately 88 percent of the outstanding shares of Common Stock of the Company as of the close of business on May 24, 2010 voted to approve the proposal to adopt the merger agreement.

As a result of the merger contemplated by the merger agreement, the Company will become a wholly-owned subsidiary of an entity formed on behalf of certain affiliates of Cerberus.

Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on May 17, 2010, the Company expects to close the merger on July 7, 2010.

About DynCorp International Inc.:

DynCorp International Inc., through its wholly-owned subsidiary DynCorp International LLC, is a global government services provider in support of U.S. national security and foreign policy objectives, delivering support solutions for defense, diplomacy, and international development. DynCorp International operates major programs in logistics, platform support, contingency operations, and training and mentoring to reinforce security, community stability, and the rule of law. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.

About Cerberus Capital Management, L.P.:

Cerberus Capital Management, L.P., along with its affiliates, is one of the world’s leading private investment firms with approximately $23 billion under management in funds and accounts. Through its team of investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus holds controlling or significant minority interests in companies around the world. Cerberus is headquartered in New York City with affiliate and/or advisory offices in the United States, Europe, the Middle East and Asia. For more information, visit www.cerberuscapital.com.

Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s expectations, beliefs and intentions. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of the Company’s control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee; the failure to obtain the necessary equity and debt financing pursuant to the applicable commitment letters received in connection with the merger or the failure of such financing to be sufficient to complete the merger and the transactions contemplated thereby; the failure of the merger to close for any other reason; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the merger agreement; the diversion of our management’s attention from our ongoing business concerns; the effect of the announcement, pendency or anticipated consummation of the merger on our business relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the merger; and other risks detailed from time to time in the Company’s reports filed with the SEC, including the Company’s definitive proxy statement, which was filed on May 17, 2010 and the Company’s Annual Report on Form 10-K, which was filed on June 4, 2010. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SOURCE: DynCorp International

DynCorp International

Ashley Burke, 703-462-7116

Senior Director of Media Communications

Ashley.Burke@dyn-intl.com